UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2005 (November 28, 2005)

Lifeline Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-30489	84-1097796
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6400 South Fiddler’s Green Circle, Suite 1970, Englewood, CO 80111
(Address of principal executive offices)             (Zip Code)

Registrant’s telephone number, including area code:  (720) 488-1711

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

To the extent applicable, the information disclosed under Item 5.02 is incorporated herein by reference.

Item 5.02 Election of Directors; Appointment of Principal Officers

On November 28, 2005, Lifeline Therapeutics, Inc. (the “Company”) announced that the Board of Directors of the Company has appointed Stephen K. Onody as Chief Executive Officer of the Company effective November 28, 2005. Mr. Onody will also be appointed to serve as a member of the Company’s Board of Directors. Mr. Onody replaces Brenda March who has been serving as the Company’s interim Chief Executive Officer since July 19, 2005. Ms. March will continue to work with Mr. Onody to insure a smooth transition. The press release announcing the appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

From November 2003 until just prior to joining Lifeline Therapeutics, Mr. Onody was Chairman and CEO of Onody Associates, LLC, a strategic partner to medtech and biosciences companies, providing hands-on guidance and leadership from development through commercialization. Accomplishments include becoming founder and/or partner for seven companies, participated in seven early-stage companies which successfully obtained financing and became a Board member for three companies. Prior to that, Mr. Onody was Chief Executive Officer and Chairman of the Board for Colorado MEDtech, Inc. (CMED), a NASDAQ advanced medical and biotechnology company from June 2000 through October 2003. In this position, Mr. Onody was instrumental in turning around the Company which was facing significant regulatory, legal and operating challenges and led a strategic re-direction of the Company; ultimately completing the sale of the company in July, 2003. Mr. Onody holds a Bachelor of Science degree in Biology from Seton Hall University and a Masters of Business Administration, Marketing and Management from Fairleigh Dickinson University.

In connection with his appointment as Chief Executive Officer, Mr. Onody entered into an Employment Agreement with the Company effective November 28, 2005. Mr. Onody’s employment agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The material terms of Mr. Onody’s employment agreement are as follows:

Term

Unless sooner terminated pursuant to the terms of the agreement, the term of Mr. Onody’s employment as Chief Executive Officer of the Company shall be from November 28, 2005 to November 28, 2008. During such time, Mr. Onody shall devote substantially all of his professional time, attention, knowledge and skills solely to the business and interests of the Company.

Compensation

Mr. Onody shall be entitled to an annual base salary of $280,000 and will be eligible to receive an annual bonus equal to 30% of his base salary based upon meeting certain operating and financial benchmarks to be established by the Company’s compensation committee. Mr. Onody shall also be eligible to participate in the Company’s standard benefit plans and will also be eligible for $1,000,000 in life insurance coverage.

In addition, Mr. Onody was granted an option to purchase 1,000,000 shares of the Company’s common stock, with the purchase price equal to the weighted average price for a share of the Company’s common stock on November 28, 2005. The stock option shall vest and become exercisable in the amounts set forth below based upon the weighted average trading price of the Company’s common stock for a consecutive 90 day period:

Portion of Option Vesting	Common Stock Price
1/3	$ 8.00
1/3	$ 14.00
1/3	$ 18.00

Notwithstanding the foregoing, to the extent not previously vested pursuant to the terms of the agreement, 1/3 of the stock option shall vest on November 28, 2006 and the remaining 2/3 shall vest quarterly in eight equal installments, beginning ninety days after November 28, 2006 and ending on November 28, 2008. In the event an Event Date (as defined in the employment agreement) occurs after November 28, 2006 and prior to November 28, 2007, 1/3 of the option that has not already vested as of such date shall immediately vest and become exercisable. In the event that an Event Date occurs after November 28, 2007 but prior to November 28, 2008, 2/3 of the option that has not already vested as of the Event Date shall immediately vest and become exercisable.

Noncompetition, Nonsolicitation

During the term of his employment for a period of twenty-four months thereafter, Mr. Onody has agreed not to, in any area in the world where the Company conducts business, directly or indirectly own, manage, operate, control, be employed by, consult with, or be connected in any manner with the ownership (other than passive investments of not more than one percent of the outstanding shares of, or any other equity interest in, any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), management, operation, or control of any neutraceutical business engaged in the manufacture or distribution of antioxidant pills or other products that compete with the products the Company manufactures or distributes on the last day Mr. Onody is employed by the Company. In addition, during this time, Mr. Onody has agreed not to solicit employees, customers or suppliers of the Company.

Termination of Employment

If Mr. Onody is terminated without Cause (as defined in the employment agreement) or resigns for Good Reason (as defined in the employment agreement), then the Company will pay to Mr. Onody severance in the amount of (i) his accrued unpaid base salary to the date of termination or resignation and any bonus earned but not paid as of that date, and (ii) continuation of his annual base salary as of the date of termination or resignation for a period equal to the greater of (a) the number (not to exceed twelve) of months remaining in the employment term as of the date of termination or resignation, or (b) six months. Notwithstanding the foregoing, if Mr. Onody’s employment is terminated within 90 days of November 28, 2005, then Mr. Onody shall be entitled to severance in the amount of (i) his accrued unpaid base salary to the date of termination or resignation and any bonus earned but not paid as of that date, and (ii) continuation of his annual base salary as of the date of termination or resignation for a period equal to ninety days. During any severance period, Mr. Onody will be eligible to participate, at the Company’s cost, in all benefit plans participated in at the time of termination.

If Mr. Onody is terminated with Cause or resigns without Good Reason, then he shall be entitled to his base salary plus any bonus that has been approved and declared earned and payable prior to the date of such termination.

Item 7.01. Regulation FD Disclosure

On November 29, 2005, Lifeline Therapeutics, Inc. intends to issue a press release entitled “Lifeline Therapeutics Announces Appointment of Stephen K. Onody as Chief Executive Officer.” The press release is attached as Exhibit 99.1 hereto.

Item 9.01. Exhibits

     (c)  Exhibits

10.1	Employment Agreement, dated November 28, 2005, between Stephen K. Onody and Lifeline Therapeutics, Inc.

99.1	Press Release, dated November 29, 2005, entitled "Lifeline Therapeutics Announces Appointment of Stephen K. Onody as Chief Executive Officer."

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 28, 2005

LIFELINE THERAPEUTICS, INC. By: /s/ William Kutney William Kutney Chief Financial Officer

Exhibits

10.1	Employment Agreement, dated November 28, 2005, between Stephen K. Onody and Lifeline Therapeutics, Inc.

99.1	Press Release, dated November 29, 2005, entitled "Lifeline Therapeutics Announces Appointment of Stephen K. Onody as Chief Executive Officer."